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EXHIBIT 4.8 - ADMINISTRATION AGREEMENT

                                                                [EXECUTION COPY]

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                            ADMINISTRATION AGREEMENT

                            Dated as of July 1, 2002
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                       FNANB CREDIT CARD MASTER NOTE TRUST
                                     Issuer

                                       and

                       FIRST NORTH AMERICAN NATIONAL BANK
                                  Administrator


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                       FNANB CREDIT CARD MASTER NOTE TRUST

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                                TABLE OF CONTENTS
                                -----------------

                                                                                     PAGE
                                                                                     ----
Section 1.    Duties of Administrator ............................................      1

Section 2.    Records ............................................................      6

Section 3.    Compensation .......................................................      6

Section 4.    Additional Information to be Furnished to Issuer ...................      6

Section 5.    Independence of Administrator ......................................      6

Section 6.    No Joint Venture ...................................................      6

Section 7.    Other Activities of Administrator ..................................      6

Section 8.    Term of Agreement; Resignation and Removal of Administrator ........      7

Section 9.    Action upon Termination, Resignation or Removal ....................      8

Section 10.   Notices ............................................................      8

Section 11.   Amendments .........................................................      8

Section 12.   Successors and Assigns .............................................      9

Section 13.   GOVERNING LAW ......................................................      9

Section 14.   Headings ...........................................................     10

Section 15.   Counterparts .......................................................     10

Section 16.   Severability .......................................................     10

Section 17.   Not Applicable to First North American National Bank in Other
              Capacities .........................................................     10

Section 18.   Limitation of Liability of Owner Trustee ...........................     10

Section 19.   Third-Party Beneficiary ............................................     10

Section 20.   Nonpetition Covenants ..............................................     10

Section 21.   Successor Administrator ............................................     11

                                        i

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           ADMINISTRATION AGREEMENT, dated as of July 1, 2002 (the
"Administration Agreement"), between FNANB CREDIT CARD MASTER NOTE TRUST, a business trust organized and existing under the laws of the State of Delaware (the "Issuer"), and FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as administrator (the "Administrator").

                              W I T N E S S E T H :

           WHEREAS, the Issuer has entered into a Master Indenture, dated as of July 1, 2002 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), to provide for the issuance of its asset backed notes (the "Notes") from time to time pursuant to one or more indenture supplements. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A to the Indenture;

           WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, the issuance of the beneficial ownership interest of the Issuer and transactions related thereto, including (i) the Transfer and Servicing Agreement, (ii) the Trust Agreement, and (iii) the Indenture (the Transfer and Servicing Agreement, the Trust Agreement, the Indenture and all Indenture Supplements being hereinafter referred to collectively as the "Related Agreements");

           WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral and (b) the beneficial ownership interest in the Issuer;

           WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

           WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

           Section 1.   Duties of Administrator.

           (a) Duties with Respect to the Related Agreements. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, orders, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                (i) the preparation of or obtaining of the documents and instruments required for execution, authentication and delivery of the Notes (whether upon initial issuance, transfer or exchange, or otherwise), if any, and delivery of the same to the Indenture Trustee (if applicable) (Sections 2.3, 2.5, 2.6, 2.11 or 2.14);

                (ii) the duty to cause the Note Register to be kept, to appoint a successor Transfer Agent and Registrar, if necessary, and to give the Indenture Trustee notice of any appointment of a new Transfer Agent and Registrar and the location, or change in location, of the Note Register (Section 2.5);

                (iii) the furnishing of the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent with the names and addresses of Noteholders after receipt of a written request therefor from the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, respectively, or as otherwise specified in the Indenture (Sections 2.9(a) and 7.1);

                (iv) the duty to cause the Issuer to maintain an office or agency within the State of New York (and as otherwise set forth in an Indenture Supplement) and to give the Indenture Trustee and the Noteholders notice of the location, or change in location, of such office or agency (Section 3.2);

                (v) the duty to direct the Indenture Trustee to deposit with any Paying Agent the sums specified in the Indenture and the preparation of an Issuer Order directing the investment of such funds in Eligible Investments (Section 3.3);

                (vi) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the
      Indenture regarding funds held in trust (Section 3.3);

                (vii) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.3);

                (viii) the duty to cause the Issuer to keep in full force its existence, rights and franchises as a Delaware business trust and the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other related instrument and agreement (Section 3.4);

                (ix) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments necessary to protect, maintain and enforce the Collateral (Section 3.5);

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                (x)     the obtaining of the Opinion of Counsel on each Closing
      Date and the annual delivery of Opinions of Counsel as to the Collateral, and the annual delivery of the Officer's Certificate (Sections 3.6 and 3.9);

                (xi) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to assist it in performing its duties under the Indenture (Section 3.7(b));

                (xii) causing the delivery of notice by the Indenture Trustee to the Rating Agencies of the occurrence of any Servicer Default of which the Issuer has knowledge and the action, if any, known to the Issuer that is being taken in connection with such default (Section 3.7(d));

                (xiii) the delivery to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer of an Officer's Certificate with respect to various matters relating to compliance with the Indenture (Section 3.9);

                (xiv) the preparation and obtaining of documents, certificates, opinions and instruments required in connection with the consolidation or merger by the Issuer with or into any other Person or the sale of the Issuer's assets substantially as an entirety to any Person (Section 3.10);

                (xv) the delivery of notice to the Indenture Trustee and the Rating Agencies of (1) each Event of Default, (2) each default by the Servicer or the Transferor under the Transfer and Servicing Agreement and
      (3) each default by the Transferor under the Receivables Purchase Agreement (Section 3.18);

                (xvi) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                (xvii) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Collateral if an Event of Default shall have occurred and be continuing and the Notes have been accelerated (Section 5.5);

                (xviii) the preparation of an Officer's Certificate to be delivered to the Indenture Trustee and the delivery of such Officer's Certificate to the Noteholders (Section 6.3(b));

                (xix) the removal of the Indenture Trustee, if necessary and in compliance with the Indenture, and the appointment of a successor (Section 6.8);

                (xx) the preparation of various reports to be filed with the Indenture Trustee and the Commission, as applicable (Section 7.3);

                (xxi) notifying the Indenture Trustee if and when any Notes are listed on any stock exchange (Section 7.4);

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               (xxii)  the preparation of Issuer Orders, agreements,
      certificates, instruments, consents and other documents and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 3.7(f), 10.1, 10.2 and 10.3);

               (xxiii) the execution of new Notes conforming to any supplemental indenture (Section 10.6);

               (xxiv) the preparation of all Officers' Certificates, Opinions of Counsel and, if necessary, Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 12.1(a));

               (xxv) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, in connection with the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of property from the lien of the Indenture (Section 12.1(b));

               (xxvi) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 12.6); and

               (xxvii) compliance with the provisions of the Transfer and Servicing Agreement, all Indenture Supplements and the Trust Agreement applicable to the Issuer.

          (b)  Additional Duties.

               (i) In addition to the duties of the Administrator set forth above, but subject to Sections 1(c)(ii) and 5, the Administrator shall perform all duties and obligations of the Issuer under the Related Agreements, and shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee and shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements and shall administer the Trust in the interest of the holder of the Transferor Interest, and at the request of the Issuer shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Sections 1(c)(ii) and 5 of this Agreement, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

               (ii) The Administrator shall perform any duties expressly required to be performed by the Administrator under the Trust Agreement, including the preparation of tax returns pursuant to Section 5.7 of the Trust Agreement.

               (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise

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deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

           (iv) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, prepare, file and deliver on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, including any filing, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws, to the extent not provided by the Servicer in accordance with Section 3.9 of the Transfer and Servicing Agreement. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions.

      (c)  Non-Ministerial Matters.

           (i) With respect to matters that in the reasonable judgment of the Administrator are nonministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Transferor of the proposed action and the Transferor shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                (A) the amendment of or any supplement to the Indenture;

                (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection or enforcement of the Collateral);

                (C) the amendment, change or modification of the Related Agreements;

                (D) the appointment of successor Transfer Agent and Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Transfer Agent and Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                (E) the removal of the Indenture Trustee.

                (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments from its own funds to the Noteholders, the Transferor or any other Person under the Related Agreements, (y) sell the Collateral pursuant to Section 5.5 of the Indenture other than pursuant to a written directive of the Indenture Trustee or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

           Section 2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer and the Transferor at any time during normal business hours.

           Section 3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement, the Administrator shall be entitled to $100 per month which shall be payable in accordance with Section 3.2 of the Transfer and Servicing Agreement. The Transferor shall be responsible for payment of the Administrator's fees (to the extent not paid pursuant to Section
3.2 of the Transfer and Servicing Agreement). The fee to be paid to the Administrator shall not be paid from the Trust Property and shall be paid only to the extent that the Transferor has funds available for that purpose. If the Transferor does not have funds available to make such payment, the Servicer shall not be entitled to assert a claim against the Transferor for the unpaid amount. The Administrator shall have no recourse to the assets pledged under the Indenture with respect to any amounts payable under this Section 3.

           Section 4. Additional Information to be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

           Section 5. Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

           Section 6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

           Section 7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

           Section 8. Term of Agreement; Resignation and Removal of
Administrator.

           (a) This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

           (b) Subject to Sections 8(e) and (f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days prior written notice.

           (c) Subject to Sections 8(e) and (f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty
(60) days prior written notice.

           (d) Subject to Sections 8(e) and (f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding up or liquidation of its affairs; or

                (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts generally as they become due or shall fail generally to pay its debts as they become due.

      The Administrator agrees that if any event specified in clause (ii) or
      (iii) of this Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the happening of such event. After obtaining knowledge of any event specified in clause (i), (ii) or (iii) of this Section 8(d), the Issuer shall give prompt written notice thereof to the Rating Agencies.

           (e)  No resignation or removal of the Administrator pursuant to this
Section 8 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and

(ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

                (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

                Section 9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to
Section 8(a) or the resignation or removal of the Administrator pursuant to Sections 8(b), (c) or (d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Transferor all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Sections 8(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

                Section 10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                (a) if to the Issuer or the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, telecopy number (302) 636-4140, telephone number (302) 636-6196, with a copy to the Administrator;

                (b) if to the Administrator, to First North American National Bank, 225 Chastain Meadows Court, Kennesaw, Georgia 30144, Attention: Chief Financial Officer, telecopy number (770) 792-7132, telephone number (770) 792-4600;

                (c) if to the Indenture Trustee, to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention: ITS Structured Finance, telecopy number (212) 946-8352, telephone number (212) 946-3653; and

                (d) if to the Transferor, to DC Funding, 3rd Floor, Suite 288, 2 Reid Street, Hamilton HM 11, Bermuda, telecopy number (441) 296-4623, telephone number (441) 296-5874;

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above, except that notices to the Indenture Trustee, the Transferor, the Administrator or the Issuer are effective only upon receipt.

                Section 11. Amendments. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Issuer, the Administrator and the Transferor, with the written consent of the Owner Trustee (as such and in its individual capacity), without the consent of any of the Noteholders or the Transferor, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that (i) such amendment shall not, as evidenced by an Officer's Certificate of the Administrator addressed and delivered to the Owner Trustee, materially and adversely affect the interests of any Noteholder or the Transferor and (ii) satisfaction of the Rating Agency Condition shall be required in connection with any such amendment.

                This Agreement may also be amended from time to time, by a written amendment duly executed and delivered by the Issuer, the Administrator and the Transferor, with the written consent of the Owner Trustee (as such and in its individual capacity), the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders; provided, however, that, without the consent of the Holders of all of the Notes then Outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment; and, provided further, that satisfaction of the Rating Agency Condition shall be required in connection with any such amendment.

                Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee. It shall not be necessary for the consent of Noteholders pursuant to this Section 11 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                Section 12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Transferor and the Owner Trustee (as such and in its individual capacity) and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Transferor, the Owner Trustee or the Rating Agencies to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Transferor and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

                Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                SECTION 14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                Section 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                Section 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                Section 17. Not Applicable to First North American National Bank in Other Capacities. Nothing in this Agreement shall affect any obligation First North American National Bank may have in any other capacity, other than as Administrator.

                Section 18. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations hereunder, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                Section 19. Third-Party Beneficiary. The Owner Trustee is a third party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                Section 20. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Administrator shall not at any time with respect to the Issuer, FNANB Credit Card Master Trust or the Transferor, and the Issuer shall not at any time with respect to FNANB Credit Card Master Trust or the Transferor acquiesce, petition or otherwise invoke or cause the Issuer, FNANB Credit Card Master Trust or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer, FNANB Credit Card Master Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer, FNANB Credit Card Master Trust or the Transferor or any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Issuer, FNANB Credit Card Master Trust or the Transferor; provided, however, that this Section 20 shall not operate to preclude any remedy described in Article V of the Indenture.

                Section 21. Successor Administrator. In the event of a servicing transfer pursuant to Article VII of the Transfer and Servicing Agreement, the successor servicer under the Transfer and Servicing Agreement shall, upon the date of such servicing transfer, become the successor Administrator hereunder.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                           FNANB CREDIT CARD MASTER NOTE TRUST

                                           By:  WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee

                                           By: /s/ Anita E. Dallago
                                                Name: Anita E. Dallago
                                                Title: Senior Financial Services
                                                       Officer


                                           FIRST NORTH AMERICAN NATIONAL BANK,
                                           as Administrator


                                           By: /s/ Michael T. Chalifoux
                                                Name: Michael T. Chalifoux
                                                Title: President

Acknowledged and Accepted:

DC FUNDING INTERNATIONAL, INC.,
as Transferor


By: /s/ Philip J. Dunn
Name: Philip J. Dunn
Title: Vice President

WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee


By: /s/ Anita E. Dallago
Name: Anita E. Dallago
Title: Senior Financial Services Officer

                                    EXHIBIT A
                                       to
                            ADMINISTRATION AGREEMENT

                            FORM OF POWER OF ATTORNEY

COMMONWEALTH      )
OF VIRGINIA
                  )
CITY OF RICHMOND  )

                KNOW ALL MEN BY THESE PRESENTS, that FNANB Credit Card Master Note Trust, a Delaware business trust ("Trust"), does hereby make, constitute and appoint First North American National Bank, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Agreements (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement, dated as of July 1, 2002, between the Trust and First North American National Bank, as Administrator, and as such may be amended from time to time.

                This power of attorney is coupled with an interest and shall survive and not be affected by the subsequent bankruptcy or dissolution of the Trust.

                All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

                EXECUTED this ____ day of July, 2002.

                                       FNANB CREDIT CARD MASTER NOTE TRUST

                                       By: WILMINGTON TRUST COMPANY,
                                       not in its individual capacity
                                       but solely as Owner Trustee

                                       By: _____________________________________
                                           Name:
                                           Title: